FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549





                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): August 18, 1995




                              ROSE'S STORES, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


0-631                                                               56-0382475
(Commission File Number)                     (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina                                                27536
(Address of principal executive offices)                            (Zip Code)


                                (919) 430-2600
             (Registrant's telephone number, including area code)
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Item 5: OTHER EVENTS

      On August 18, 1995, First Union National Bank of North Carolina ("FUNB"), as escrow agent pursuant to the Company's Chapter 11 Modified and Restated First Amended Joint Plan of Reorganization (the "Plan") and the Escrow Agreement between the Company and FUNB dated as of April 28, 1995 (the"Escrow Agreement"), distributed 2,044,050 shares of common stock, no par value (the "Common Stock") of Rose's Stores, Inc. to the holders of Allowed Class 3 Claims (as defined under the Plan). This distribution represented a final 30% distribution as to each such Allowed Class 3 Claim following initial distributions of 70% to each such Allowed Class 3 Claim since June 12, 1995.

      As of the date hereof, of the 10,000,000 shares of Common Stock which were delivered to FUNB as Escrow Agent pursuant to the Plan and the Escrow Agreement:
(i) 4,771,975 shares were distributed by FUNB to Allowed Class 3 claimants as an initial 70% distribution for each such claim prior to August 18, 1995; (ii) 150,000 shares were issued to officers of the Company on or about July 7, 1995;
(iii) 97,838 shares were returned to the Company upon disallowance of portions of reserved claims, and are currently held as treasury shares; (iv) 869 shares were returned to the Company by Class 3 claimants to whom the shares had been distributed by FUNB and are currently held as treasury shares; and (v) 2,044,050 shares were distributed on August 18 as set forth above. As of the date hereof, the Company has 6,965,156 shares of Common Stock outstanding.

      The remaining 2,936,137 shares held in escrow will be distributed by FUNB in satisfaction of disputed Class 3 claims as and when such claims are resolved.

      The disputed Class 3 claims which remain unresolved at this date are primarily claims of landlords with respect to leases which were rejected during the course of the Chapter 11 proceeding. If all pending claims are resolved adversely to the Company, approximately 2,415,097 additional shares of Common Stock will be issued, and there will be a total of approximately 9,380,253 shares of Common Stock outstanding. If all pending claims are resolved in accordance with the Company's records and/or position as to such claims, approximately 1,665,308 additional shares of Common Stock will be issued, and there will be a total of approximately 8,630,464 shares of Common Stock out-standing. The foregoing estimates do not include any additional shares that may be issued with respect to late-filed claims which the Bankruptcy Court may allow which have not been filed as of the date hereof. To the extent that escrowed shares of Common Stock are not used to satisfy claims, they will revert to the Company and will be retired or held in the treasury of the Company.

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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ROSE'S STORES, INC.



Date: August 29, 1995           By: /s/ Jeanette R. Peters
                                       Jeanette R. Peters
                                       Senior Vice President
                                       Chief Financial Officer